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                                [B&M LETTERHEAD]



               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANT


We hereby consent to the incorporation by reference of our report dated March 12, 1998, relating to the consolidated financial statements of First Community Banking Services, Inc. incorporated by reference in its annual Report (Form 10-K) for the year ended December 31, 1997, filed with the Securities and Exchange Commission with respect to the Registration Statement on Form S-4 and the related Prospectus of Regions Financial Corporation, and to the reference to our firm therein under the caption "Experts."



                                   /s/ BRICKER & MELTON, P.A.


Duluth, Georgia
July 2, 1998